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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                   FORM 8-K/A

                                (AMENDMENT NO. 2)
                                ----------------
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 14, 2004

                                ----------------

                                GSI LUMONICS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ----------------


    NEW BRUNSWICK, CANADA                000-25705             NO. 98-0110412
(STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
     OF INCORPORATION)                                       IDENTIFICATION NO.)

                 39 Manning Road, Billerica, Massachusetts 01821

          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                 (978) 439-5511

              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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Item 7 of the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on May 17, 2004, which was amended and restated in its entirety by Amendment No. 1 filed with the SEC on July 13, 2004 is hereby amended and restated as set forth herein:

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

      The following documents appear as Exhibit 99.3 to this Amendment No. 2 to Current Report on Form 8-K/A and are incorporated herein by reference:

            (1) Consolidated Financial Statements of MicroE Systems as of and for the years ended September 28, 2003 and September 29, 2002, including the Report of Independent Registered Public Accounting Firm.

            (2)   Notes to Consolidated Financial Statements.

      The following documents appear as Exhibit 99.4 to this Amendment No. 2 to Current Report on Form 8-K/A and are incorporated herein by reference:

            (1) Unaudited Condensed Consolidated Financial Statements of MicroE Systems as of and for the six months ended April 4, 2004 and March 30, 2003.

            (2)   Notes to Unaudited Condensed Consolidated Financial
                  Statements.

(b) PRO FORMA FINANCIAL INFORMATION.

      Unaudited Pro Forma Condensed Consolidated Financial Information

      On May 14, 2004, GSI Lumonics Inc. ("the Company" or "GSI") completed its acquisition of MicroE Systems Corp., a Delaware corporation ("MicroE"). The acquisition was completed by means of a merger (the "Merger") of Motion Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of the Company, with and into MicroE, pursuant to an Agreement and Plan of Merger dated as of April 12, 2004 (the "Merger Agreement"). As a result of the Merger, MicroE became an indirect wholly owned subsidiary of the Company.

      Pursuant to the terms of the Merger Agreement, upon the effective time of the Merger, the Company paid former MicroE security holders $53.8 million in cash, net of cash received as part of the merger (the "Merger Consideration") in exchange for all of MicroE's outstanding capital stock. The Merger Consideration and the terms of the Merger were determined in arms-length negotiations between the parties. The Company paid the Merger Consideration from existing cash. The total purchase price, net of cash acquired and including costs of transaction, is expected to be approximately $54.7 million.

      The following unaudited pro forma condensed consolidated balance sheet as of April 2, 2004, and the unaudited pro forma condensed consolidated statements of operations for the three months ended April 2, 2004 and the year ended December 31, 2003, give effect to the Company's acquisition of MicroE. The unaudited pro forma condensed consolidated balance sheet presents the financial position of the Company as if the acquisition of MicroE had occurred on April 2, 2004. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2003 and for the three months ended April 2, 2004 have been prepared as if the acquisition occurred on January 1, 2003. MicroE's fiscal year ended on September 28, 2003. The financials for MicroE have been adjusted to reflect twelve months of activity through January

                                       2
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      4, 2004 using audited twelve month information and unaudited three month information to derive the twelve months ended January 4, 2004. The use of MicroE's financial statements for the three months ended April 4, 2004 as opposed to April 2, 2004 and for the twelve months ended January 4, 2004 as opposed to December 31, 2003 had no significant impact on reported results. The acquisition has been accounted for using purchase accounting in accordance with the provisions of Statement of Financial Accounting Standards No. 141, Business Combinations.

      These pro forma unaudited condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X. The pro forma unaudited condensed consolidated financial statements are provided for informational purposes only and do not necessarily represent what our results of operations would have been had the acquisition occurred January 1, 2003, or our financial position had the acquisition occurred April 2, 2004.

      Certain pro forma balances are preliminary, as the Company has allocated the estimated purchase price to the assets acquired and liabilities assumed based on a preliminary assessment made by management. The Company has not yet completed the process of conducting a valuation of the fair value of the assets acquired or liabilities assumed, including the allocation of the purchase price. This preliminary estimate of the fair value of the assets acquired, liabilities assumed and allocation of the purchase price along with the resulting pro forma amounts is subject to adjustment for any differences that might occur upon the Company's completion of the valuation process.

      The unaudited pro forma condensed consolidated financial statements also do not purport to project our financial position or results of operations at any future date or for any future period.

      This information should be read in conjunction with our previously filed Current Reports on Form 8-K, dated May 17, 2004 and Form 8-K/A Amendment No. 1, dated July 13, 2004; our Quarterly Report on Form 10-Q for the three months ended April 2, 2004; our Annual Report on Form 10-K for the year ended December 31, 2003 and the financial statements and accompanying notes of MicroE included as exhibits to this Amendment No. 2 to the Current Report on Form 8-K/A.

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

                                GSI LUMONICS INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  APRIL 2, 2004
       (U.S. GAAP AND IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AMOUNTS)

                                                                                   PRO FORMA
                                                              GSI       MICROE     ADJUSTMENTS          PRO FORMA
                                                          ----------   ---------  ------------          ---------
ASSETS

Current
  Cash and cash equivalents.............................  $   91,997   $   3,481  $  (57,263)     a    $    38,215
  Short-term investments................................      20,577          --                            20,577
  Accounts receivable, net..............................      63,068       4,119                            67,187
  Income taxes receivable...............................       1,199          --                             1,199
  Inventories...........................................      51,686       1,656                            53,342
  Deferred tax assets...................................      11,527         639                            12,166
  Other current assets..................................       7,574         132                             7,706
                                                          ----------   ---------  ----------           -----------
     Total current assets...............................     247,628      10,027     (57,263)              200,392


Property, plant and equipment, net of accumulated
depreciation............................................      52,041         390                            52,431
Deferred tax assets.....................................       3,611          46                             3,657
Other assets............................................       2,324          61                             2,385
Long-term investments...................................       1,644          --                             1,644
Intangible assets, net of amortization..................      22,986          69      32,131    b, c        55,186
Goodwill................................................          --          --      31,094    c, e        31,094
                                                          ----------   ---------  ----------           -----------
                                                          $  330,234   $  10,593  $    5,962           $   346,789
                                                          ==========   =========  ==========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
  Accounts payable                                        $   22,488   $     811                       $    23,299
  Income taxes payable                                            --         888                               888
  Accrued compensation and benefits.....................       8,312         594                             8,906
  Other accrued expenses................................      22,407         354       1,991    a, b        24,752
                                                          ----------   ---------  ----------           -----------
     Total current liabilities..........................      53,207       2,647       1,991                57,845
Deferred compensation...................................       2,343          --                             2,343
Other liability.........................................          --          30                                30
Deferred tax liability..................................                              12,317      e         12,317
Accrued minimum pension liability.......................       1,616          --                             1,616
                                                          ----------   ---------  ----------           -----------
     Total liabilities..................................      57,166       2,677      14,308                74,151
Commitments and contingencies

Stockholders' equity
Common stock, $0.01 par value; Authorized shares:
  1,200,000; Issued and outstanding: 768,858............                       9          (9)     d             --
Treasury stock, at cost, 103,501 shares.................                  (1,157)      1,157      d             --
Additional paid-in capital..............................                     794        (794)     d             --
Common shares, no par value; Authorized shares:
  unlimited; Issued and outstanding: 40,976,318.........     305,840          --                           305,840
  Additional paid-in capital............................       2,851          --                             2,851
  Retained earnings (accumulated deficit)...............     (34,501)      8,250      (8,680)   d, f       (34,931)
  Accumulated other comprehensive income (loss).........      (1,122)         20         (20)     d         (1,122)
                                                          ----------   ---------  ----------           -----------
     Total stockholders' equity.........................     273,068       7,916      (8,346)              272,638
                                                          ----------   ---------  ----------           -----------
                                                          $  330,234   $  10,593  $    5,962           $   346,789
                                                          ==========   =========  ==========           ===========

           See the accompanying notes to unaudited pro forma condensed consolidated balance sheet.

                                GSI LUMONICS INC.
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  APRIL 2, 2004

The following footnotes correspond to the April 2, 2004 unaudited pro forma condensed consolidated balance sheet:

a) To reflect the cash payments directly attributable to the acquisition. The Company acquired all of the capital stock of MicroE in exchange for approximately $57.3 million in cash. In addition, acquisition-related costs of approximately $1.0 million are expected to be incurred by the Company. These are included in other accrued expenses.

b) To adjust the values of assets and liabilities acquired to their estimated fair value as of the date of the acquisition.

c) To recognize identifiable intangible assets consisting of completed technology, trademarks/tradenames and customer relationships. The Company has allocated the estimated purchase price, net of cash acquired, to the assets acquired and liabilities assumed based on a preliminary assessment made by management. The Company has not yet completed the process of conducting a valuation of the fair value of the assets acquired or liabilities assumed, including the allocation of the purchase price. This preliminary estimate of the fair value of the assets acquired, liabilities assumed and allocation of the purchase price along with the resulting pro forma amounts is subject to adjustment for any differences that might occur upon the Company's completion of the valuation process. The preliminary assessment indicates that the fair value of the assets acquired and liabilities assumed is less than the purchase price, resulting in goodwill. The following is a summary of the estimated purchase price, net of cash acquired, allocation:

                                               in thousands $
Cash paid ...................................    $ 57,263
Cash received upon acquisition ..............      (3,506)
Acquisition-related costs ...................         987
                                                 --------
Total purchase price ........................    $ 54,744
                                                 ========

Allocated to tangible assets acquired .......    $  7,990
Allocated to liabilities assumed ............      (4,653)
Deferred tax liability ......................     (12,317)
Intangible assets ...........................      32,200
Goodwill ....................................      31,094
Purchased in process research and development         430
                                                 --------
Total .......................................    $ 54,744
                                                 ========

      Preliminary allocation of intangible assets is as follows:

                              Estimated Fair
                                   Value            Estimated
                              in thousands $       Useful Life
Customer relationships ....      $ 8,500                8
Tradename .................        3,100               15
Acquired technology .......       20,600               10
                                 -------
Total purchase price ......      $32,200
                                 =======

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

d)    To eliminate the stockholders' equity of MicroE at April 2, 2004.

e) To recognize estimated deferred tax liability attributable to the acquisition of MicroE. The acquisition of MicroE was structured in such a manner, that the Company is not expected to receive any tax benefit from the amortization of intangibles. As such, in accordance with US GAAP a deferred tax liability based on estimated tax rates has been established with a corresponding increase to goodwill.

f) To reflect an estimated in-process technology charge of approximately $0.4 million. The Company expects to record a one-time charge of approximately $0.4 million in the second quarter of 2004 for purchased in-process technology related to development projects that have not reached technological feasibility, have no alternative future use, and for which successful development is uncertain. This in-process technology charge has not been included in the pro forma condensed consolidated statements of operations for the three months ended April 2, 2004 and the year ended December 31, 2003. The final determination of the charge for in-process technology is subject to the completion of the valuation process.

                                GSI LUMONICS INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED APRIL 2, 2004
       (U.S. GAAP AND IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AMOUNTS)

                                                                                      PRO FORMA
                                                             GSI         MICROE       ADJUSTMENTS           PRO FORMA
                                                         ----------    ----------    ------------          ----------
Sales..................................................  $   74,853    $    7,653     $                    $   82,506
Cost of goods sold.....................................      45,113         2,948                              48,061
                                                         ----------    ----------                          ----------
Gross profit...........................................      29,740         4,705                              34,445
Operating expenses:
  Research and development.............................       4,759         1,168                               5,927
  Selling, general and administrative..................      13,484         1,808                              15,292
  Amortization of purchased intangibles................       1,549            --            834   a            2,383
                                                         ----------    ----------     ----------           ----------
     Total operating expenses..........................      19,792         2,976            834               23,602
                                                         ----------    ----------     ----------           ----------

Income (loss) from operations                                 9,948         1,729           (834)              10,843
  Other expense........................................        (124)         (100)                               (224)
                                                         ----------    ----------     ----------           ----------
Income (loss) before income taxes......................       9,824         1,629           (834)              10,619
Income tax provision (benefit).........................         885           410           (317)   b             978
                                                         ----------    ----------     ----------           ----------
Net income (loss)......................................  $    8,939    $    1,219     $     (517)          $    9,641
                                                         ==========    ==========     ==========           ==========

Net income (loss) per common share:
  Basic................................................  $     0.22                                        $     0.24
  Diluted..............................................  $     0.21                                        $     0.23
Weighted average common shares outstanding (000's).....      40,951                                            40,951
Weighted average common shares outstanding for
diluted net income (loss) per common share (000's).....      42,114                                            42,114

    See the accompanying notes to unaudited pro forma condensed consolidated statements of operations.

                                GSI LUMONICS INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
       (U.S. GAAP AND IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AMOUNTS)

                                                                                      PRO FORMA
                                                           GSI           MICROE       ADJUSTMENTS           PRO FORMA
                                                        ----------     ----------     -----------          ----------
Sales...............................................    $  185,561     $   21,053     $                    $  206,614
Cost of goods sold..................................       117,084          8,806                             125,890
                                                        ----------     ----------                          ----------
Gross profit........................................        68,477         12,247                              80,724

Operating expenses:
  Research and development..........................        13,895          5,082                              18,977
  Selling, general and administrative...............        48,952          6,143                              55,095
  Amortization of purchased intangibles.............         5,657             --          3,330   a            8,987
  Restructuring.....................................         3,228             --                               3,228
  Other.............................................           831             --                                 831
                                                        ----------     ----------     ----------           ----------
     Total operating expenses.......................        72,563         11,225          3,330               87,118
                                                        ----------     ----------     ----------           ----------

Income (loss) from operations                               (4,086)         1,022         (3,330)              (6,394)
  Other income (expense)............................         2,238           (162)                              2,076
                                                        ----------     ----------     ----------           ----------
Income (loss) before income taxes...................        (1,848)           860         (3,330)              (4,318)
Income tax provision (benefit)......................           322            140         (1,219)   b            (757)
                                                        ----------     ----------     ----------           ----------
Net income (loss)...................................    $   (2,170)    $      720     $   (2,111)          $   (3,561)
                                                        ==========     ==========     ==========           ==========
Net income (loss) per common share:
  Basic.............................................    $    (0.05)                                        $    (0.09)
  Diluted...........................................    $    (0.05)                                        $    (0.09)
Weighted average common shares outstanding (000's)..        40,837                                             40,837
Weighted average common shares outstanding for
diluted net income (loss) per common share (000's)          40,837                                             40,837

    See the accompanying notes to unaudited pro forma condensed consolidated statements of operations.

                                GSI LUMONICS INC.
         NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
 FOR THE THREE MONTHS ENDED APRIL 2, 2004 AND THE YEAR ENDED DECEMBER 31, 2003

The following footnotes correspond to the unaudited pro forma condensed consolidated statements of operations for the three months ended April 2, 2004 and the year ended December 31, 2003:

a) To reflect the amortization of intangible assets acquired. The allocation of purchase price, net of cash acquired, to the fair value of the assets and liabilities acquired is preliminary and may change upon completion of the valuation process.

      The Company expects to record a one-time charge of approximately $0.4 million in the second quarter of 2004 for purchased in-process technology related to development projects that have not reached technological feasibility, have no alternative future use, and for which successful development is uncertain. This in-process technology charge has not been included in the pro forma condensed consolidated statements of operations for the three months ended April 2, 2004 and the year ended December 31, 2003. The final determination of the charge for in-process technology is subject to the completion of the valuation process.

      See other preliminary allocations of the purchase price in footnote (c) to the Unaudited Pro Forma Condensed Consolidated Balance Sheet at April 2, 2004.

b) To reflect the income tax provision related to the pretax income of MicroE less the effect of the tax provision related to the estimated benefit of the pro forma adjustments.

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

(c) EXHIBITS.

      2.1(1) Agreement and Plan of Merger dated as of April 12, 2004 by and among GSI Lumonics Inc., Motion Acquisition Corporation and MicroE Systems Corp.

      23.1*   Consent of Deloitte & Touche (regarding MicroE Systems)

      99.1(1) Press Release dated April 12, 2004.

      99.2(2) Press Release dated May 17, 2004.

      99.3* Financial Statements of MicroE Systems as of and for the years ended September 28, 2003 and September 29, 2002, including the Report of Independent Registered Public Accounting Firm.

      99.4* Unaudited Condensed Financial Statements of MicroE Systems as of and for the six months ended April 4, 2004 and March 30, 2003.

--------------------

(1) Incorporated herein by reference to the registrant's Current Report on Form 8-K filed on April 13, 2004.

(2) Incorporated herein by reference to the registrant's Current Report on Form 8-K filed on May 17, 2004.

*     Attached herewith

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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GSI LUMONICS INC.

                                            By: /s/ THOMAS R. SWAIN
Date: July 28, 2004                             --------------------------------
                                                Thomas R. Swain
                                                Vice President, Finance and
                                                  Chief Financial Officer

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